EXHIBIT 8.2

                           SIDLEY AUSTIN BROWN & WOOD

               BEIJING       WOOLGATE EXCHANGE       LOS ANGELES
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              BRUSSELS     25 BASINGHALL STREET        NEW YORK
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               CHICAGO        LONDON EC2V 5HA       SAN FRANCISCO
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               DALLAS     TELEPHONE 020 7360 3600      SHANGHAI
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               GENEVA    FACSIMILE  020 7626 7937     SINGAPORE
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              HONG KONG  DX NUMBER 580 LONDON CITY      TOKYO
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               LONDON         www.sidley.com       WASHINGTON, D.C.


Granite Master Issuer plc
c/o Fifth Floor
100 Wood Street
London  EC2V 7EX

                                                                11 January, 2005



            Re:    Granite Master Issuer plc
                   Granite Finance Funding 2 Limited
                   Granite Finance Trustees Limited
                   Registration Statement on Form S-3


Ladies and Gentlemen:

      We have acted as English legal counsel and as United Kingdom tax counsel for Granite Master Issuer plc, a public limited company incorporated under the laws of England and Wales (the "Issuer"), Granite Finance Funding 2 Limited, a private limited company incorporated under the laws of England and Wales ("Funding 2") and Granite Finance Trustees Limited, a company incorporated under the laws of Jersey (the "Mortgages Trustee", and with the Issuer and Funding 2, the "Registrants" and each a "Registrant"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") that was initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on 12 Ocotber, 2004, of which the prospectus supplement and the prospectus (the "Prospectus") forms a part. The Notes will be issued pursuant to a trust deed (the "Trust Deed") between The Bank of New York (the "Note Trustee") and the Issuer.

      We have advised the Registrants with respect to certain United Kingdom tax consequences of the proposed issuance of the Notes. This advice is summarised under the heading "Material United Kingdom tax consequences" in the Prospectus relating to the Notes in respect of which we participated as your counsel for the registration of such Notes under the Act. We confirm and adopt as our opinion the opinions set forth in the Prospectus under the caption "Material United Kingdom tax consequences".

   A LIST OF PARTNERS' NAMES AND THEIR PROFESSIONAL QUALIFICATIONS IS OPEN FOR
                        INSPECTION AT WOOLGATE EXCHANGE,

 25 BASINGHALL STREET, LONDON, EC2V 5HA.  ALL PARTNERS ARE EITHER SOLICITORS OR
                           REGISTERED FOREIGN LAWYERS.

  THE OFFICES LISTED ABOVE (OTHER THAN LONDON) ARE OFFICES OF ASSOCIATED SIDLEY
                        AUSTIN BROWN & WOOD PARTNERSHIPS.

                          REGULATED BY THE LAW SOCIETY.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm (as counsel to the Registrants) under the headings "Material United Kingdom tax consequences", "Enforcement of foreign judgements in England and Wales" and "Legal matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                                         Very truly yours,

                                                  /s/ Sidley Austin Brown & Wood